INDEPENDENT AUDITORS' STATEMENT

Securities and Exchange Commission
Washington, DC

Re:  Max Development, Inc.

We are unable to furnish the required opinion as of December 31, 1999 for the above captioned registrant for the reasons shown in Part III-Narrative of the Form 12b-25 to which this exhibit applies.



/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.
Denver, Colorado
March 29, 2000